EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 (Post -Effective Amendment No. 2) of our report dated November 26, 2025 with respect to the audited consolidated financial statements of Lexaria Bioscience Corp. (the “Company”) appearing in the Company’s Annual Report on Form 10-K for the year ended August 31, 2025.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

December 5, 2025